                                                               Exhibit (a)(5)(A)

                           NOTICE OF FAIRNESS HEARING
                                   BEFORE THE
                           DEPARTMENT OF CORPORATIONS
                                     OF THE
                               STATE OF CALIFORNIA


IN THE MATTER OF THE                         )   NOTICE OF HEARING PURSUANT TO
APPLICATION OF                               )   SECTION 25142 OF THE CALIFORNIA
                                             )   CORPORATIONS CODE
AMERICAN RETIREMENT VILLAS                   )
PROPERTIES III, L.P.,                        )
A limited partnership organized under the    )   File No. 308-2042
laws of the State of California, for a       )
permit authorizing a merger pursuant to      )
Section 15678.3 of the California Revised    )
Limited Partnership Act and Section 25121    )
of the Corporate Securities Law of 1968,     )
as amended.                                  )

-------------------------------------------

To: ALL HOLDERS OF OUTSTANDING LIMITED PARTNERSHIP UNITS AND SPECIAL LIMITED PARTNERSHIP INTERESTS OF AMERICAN RETIREMENT VILLAS PROPERTIES III, L.P.

      NOTICE IS HEREBY GIVEN of the postponement of the public hearing (the "Hearing") previously scheduled to be held on May 7, 2004, at the hour of 10:30 a.m. of that day (local time) before the California Corporations Commissioner or his appointed corporations counsel (the "Commissioner"), at the offices of the Department of Corporations, 320 West 4th Street, Suite 750, Los Angeles, California 90013-2344, upon the application of American Retirement Villas Properties III, L.P., a California limited partnership ("Applicant"), for a permit (the "Permit") authorizing the merger (the "Merger") described in the Application for Qualification of Recapitalizations and Reorganizations by Permit under Section 25121 of the California Corporate Securities Law of 1968, as amended (the "CSL"), filed by the Applicant January 29, 2004, as subsequently amended (the "Application"). Notice of the Hearing was previously delivered to the Applicant's limited partners and special limited partners of record as of March 24, 2004.

      The Hearing is now scheduled to be held on May 19, 2004 at the hour of 10:30 a.m. of that day (local time), at the offices of the Department of Corporations, 320 West 4th Street, Suite 750, Los Angeles, California 90013-2344.

      The purpose of the Hearing is to enable the Commissioner to approve the terms and conditions of the transactions described in the Application and to determine the fairness of such terms and conditions, pursuant to Section 25142 of the CSL.

      Further information concerning the Merger can be found in Applicant's permit application file and the documents filed in connection therewith at the offices of the Department of Corporations, 320 West 4th Street, Suite 750, Los Angeles, California 90013-2344.

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Dated:    April 30, 2004
          Los Angeles, California

                                            WILLIAM P. WOOD
                                            California Corporations Commissioner

                                            By:  /s/ Steve Kiang
                                                 -------------------------------
                                                 Steve Kiang
                                                 Corporations Counsel